CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Pennsylvania Mutual Fund, Royce Micro-Cap Fund, Royce Premier Fund, Royce Low-Priced Stock Fund, Royce Total Return Fund, Royce Heritage Fund, Royce Opportunity Fund, Royce Special Equity Fund, Royce Value Fund, Royce Value Plus Fund, Royce Technology Value Fund, Royce 100 Fund, Royce Discovery Fund, Royce Financial Services Fund, Royce Dividend Value Fund and our report dated February 23, 2007, relating to the financial statements and financial highlights which appears in the December 31, 3006 Annual Report to Shareholders of Royce Select Fund I, Royce Select Fund II and Royce Global Select Fund, collectively comprising The Royce Fund, which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights Information” and “Independent Registered Public Accounting Firm“ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 27, 2007